FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT (the “Amendment”), dated as of October 24, 2008, is entered into by and among Langer, Inc., Silipos, Inc., Twincraft, Inc. (each a “Borrower” and collectively, the “Borrowers”), and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Lender”).

RECITALS

The Borrowers and the Lender are parties to a Loan and Security Agreement dated May 11, 2007 (as amended from time to time, the “Loan Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Loan Agreement unless otherwise specified.

The Borrowers have requested that certain amendments be made to the Loan Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Section 1.60 of the Loan Agreement shall be deleted in its entirety and restated as follows:

“1.60 ‘Maximum Credit’ shall mean the amount of $12,000,000.”

2. Section 1.78 of the Loan Agreement shall be deleted in its entirety and restated as follows:

“1.78 ‘Revolving Loan Limit’ shall mean, as to each Borrower, at any time, the amount equal to the $12,000,000 minus the then outstanding principal amount of the Revolving Loans, Term Loans and Letters of Credit provided to the other Borrowers.”

3. Asset Sale. Notwithstanding anything to the contrary contained in the Loan Agreement, Lender consents to the sale by Langer, Inc. (“Langer”) to Langer Acquisition Corp. (“Buyer”) of all of its right, title and interest in and to the “Assets” (as defined in the Asset Purchase Agreement between Langer and Buyer, a copy of which is attached hereto as Exhibit A (the “Purchase Agreement”)) which shall include, but not be limited to the certain assets identified on the attached Schedule 1 (the “Sale Assets”). Upon the effective date of this Amendment, (a) Lender consents to the transactions contemplated by the Purchase Agreement and waives any breach of or conflicts with the Loan Agreement resulting solely from the consummation of the transaction set forth in the Purchase Agreement, (b) Lender hereby releases and discharges any and all security interests, liens, and encumbrances upon the Sale Assets that have been granted to or are held by the Lender pursuant to: (i) the Loan Agreement; and (ii) that certain Patent and Trademark Security Agreement, dated as of May 11, 2007, by and between Langer and Lender, as amended from time to time; (c) Lender agrees that the Sale Assets shall be transferred to Buyer free and clear of liens, claims, or encumbrances of Lender, and (d) Langer, Buyer and each of its designees shall be entitled to file a release with the United States Patent and Trademark Office with respect to any security interests, liens, and encumbrances the Lender may have with the Trademarks identified on the attached Schedule II. The Sale Assets shall be removed from the Borrowing Base.

4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

5. Conditions Precedent. This Amendment shall be effective when the Lender shall have received (i) an executed original hereof, (ii) $4,205,000, which amount reflects the amount payable by Buyer on the closing date of the Purchase Agreement, and (iii) a copy of the final executed Purchase Agreement.

6. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a) The Borrowers have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrowers of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrowers are a party or by which it or its properties may be bound or affected.
(c) Except as expressly provided herein, all of the representations and warranties contained in Section 8 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

7. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

8. No Waiver. Except as expressly stated herein, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

9. Costs and Expenses. The Borrowers hereby reaffirm its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION		LANGER, INC.

By:	/s/ Marc J. Breier,	By:	/s/ W. Gray Hudkins
	Marc J. Breier, Managing Director		W. Gray Hudkins, President

SILIPOS, INC.

		By:	/s/ W. Gray Hudkins
W. Gray Hudkins, President

TWINCRAFT, INC.

		By:	/s/ W. Gray Hudkins
W. Gray Hudkins, President